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                                   EXHIBIT 21
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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT



Subsidiary                      Percentage Owned          State of Incorporation
----------                      ----------------          ----------------------

GrandBank                             100%                       Maryland
Facility Holdings, Inc.               100%                       Virginia